Exhibit 10.6

                           SECURITIES ESCROW AGREEMENT

      THIS SECURITIES ESCROW AGREEMENT, dated as of __________ __, 2007 (this "Agreement"), by and among CHINA RESOURCES LTD., a Delaware corporation (the "Company"), the undersigned parties listed under "Insiders" on the signature page hereto (collectively, the "Insiders") and AMERICAN STOCK TRANSFER & TRUST COMPANY, a New York corporation (the "Escrow Agent").

      WHEREAS, the Company has entered into an Underwriting Agreement, dated __________ __, 2007 ("Underwriting Agreement"), with Maxim Group LLC ("Maxim" or the "Representative") acting as representative of the several underwriters (collectively, the "Underwriters"), pursuant to which, among other matters, the Underwriters have agreed to purchase up to 4,000,000 units (the "Units") of the Company's securities. Each Unit consists of one share of the Company's common stock, par value $0.0001 per share, and one Warrant, each Warrant to purchase one share of Common Stock, all as more fully described in the Company's final Prospectus, dated __________ __, 2007 (the "Prospectus"), comprising part of the Company's Registration Statement on Form S-1 (File No. 333-145901) under the Securities Act of 1933, as amended (the "Registration Statement"), declared effective on __________ __, 2007 (the "Effective Date");

      WHEREAS, the Company has sold an aggregate of 2,600,000 warrants (the "Insider Warrants") in a private placement to certain Insiders pursuant to Regulation S or Regulation D under the Securities Act of 1933, as amended;

      WHEREAS, the Insiders have agreed as a condition of the sale of the Units to deposit in escrow with the Escrow Agent the shares of Common Stock (the "Insider Shares") and Insider Warrants owned by them which are set forth opposite their respective names on Exhibit A attached hereto (the "Escrow Securities"), as hereinafter provided; and

      WHEREAS, the Company and the Insiders desire that the Escrow Agent accept the Escrow Securities, in escrow, to be held and disbursed as hereinafter provided.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

      1. Appointment of Escrow Agent. The Company and the Insiders hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Agreement, and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.

      2. Deposit of Escrow Securities. On or before the Effective Date, each of the Insiders shall deliver to the Escrow Agent certificates representing his or her respective Escrow Securities, to be held and disbursed subject to the terms and conditions of this Agreement. Each Initial Stockholder acknowledges that the certificate representing his or her Escrow Securities is legended to reflect the deposit of such Escrow Securities under this Agreement.


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

      3. Disbursement of the Escrow Securities.

      3.1 Except as set forth herein and in Section 3.2 below, the Escrow Agent shall hold, on the terms and subject to the conditions set forth herein, (x) the Insider Shares until the earlier of (a) the first anniversary of the consummation of a Business Combination (as that term is defined in the Prospectus) by the Company and (b) the third anniversary of the Effective Date (the "Insider Shares Escrow Period"), and (y) the Insider Warrants until the consummation of a Business Combination by the Company, on which date it shall, upon written instructions from the Chief Executive Officer or Chief Financial Officer of the Company, in form reasonably acceptable to the Escrow Agent, disburse to the Insiders their Escrow Securities; provided, however, that if the Escrow Agent is notified by the Company pursuant to Section 6.7 hereof that the Company is being liquidated at any time during the Escrow Period, then the Escrow Agent shall promptly destroy the certificates representing the Escrow Securities. and; provided further, that if, after the Company consummates a Business Combination, it (or the surviving entity) subsequently consummates a liquidation, merger, stock exchange or other similar transaction which results in all of the stockholders of such entity having the right to exchange their shares of Common Stock for cash, securities or other property, then the Escrow Agent will, upon receipt of a certificate, executed by the Chief Executive Officer or Chief Financial Officer of the Company, in form reasonably acceptable to the Escrow Agent, that such transaction is then being consummated, release the Escrow Securities to the Insiders upon consummation of the transaction so that they can similarly participate. The Escrow Agent shall have no further duties hereunder after the disbursement or destruction of the Escrow Securities in accordance with this Section 3.

      3.2 Upon written instructions from the Company advising that a Business Combination has been consummated and that one or more of the public stockholders has determined to exercise the right to redeem their shares for cash described in the Registration Statement, the Escrow Agent will release and deliver to the Company for cancellation on a pro rata basis certificates representing that number of escrow shares of Common Stock (not to exceed 100,000 in the aggregate) which is equal to the quotient obtained by dividing (i) the total number of shares redeemed by (ii) 14. By way of illustration, for each 14 shares redeemed, up to 100,000 shares, one share of Common Stock will be surrendered for cancellation. Such instructions set forth both the number of shares the Company is redeeming and the number of shares of Common Stock to be delivered to the Company for cancellation.

      4. Rights of Insiders in Escrow Securities.

      4.1 Voting Rights as a Stockholder. Subject to the terms of the Insider Letter described in Section 4.4 hereof, and except as herein provided, the Insiders shall retain all of their rights as stockholders of the Company during the Escrow Period, including, without limitation, the right to vote their Escrow Securities.

      4.2 Dividends and Other Distributions in Respect of the Escrow Securities. During the Escrow Period, all dividends payable in cash with respect to the Escrow Securities shall be paid to the Insiders, but all dividends payable in stock or other non-cash property (the "Non-Cash Dividends") shall be delivered to the Escrow Agent to hold in accordance with the terms hereof. As used herein, the term "Escrow Securities" shall be deemed to include the Non-Cash Dividends distributed thereon, if any.


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

      4.3 Restrictions on Transfer . Except as set forth in Section 3.2, during the Escrow Period, no sale, transfer or other disposition may be made of any or all of the Escrow Securities except, with respect to (a) an entity that is an Initial Stockholder, to any person or entity controlling, controlled by, or under common control with, such Initial Stockholder, and (b) with respect to an Initial Stockholder who is an individual, (i) to an entity controlled by such Initial Stockholder or to a member of Initial Stockholder's immediate family or to a trust, the beneficiary of which is an Initial Stockholder or a person related to an Initial Stockholder's by blood, marriage or adoption, or (ii) by virtue of the laws of descent and distribution upon death of any Initial Stockholder; provided, however, that such permissive transfers may be implemented only upon the respective transferee's written agreement to be bound by the terms and conditions of this Agreement and of the Insider Letter signed by the Initial Stockholder transferring the Escrow Securities. During the Escrow Period, no Initial Stockholder shall pledge or grant a security interest in his, her or its Escrow Securities or grant a security interest in his, her or its rights under this Agreement.

      4.4 Insider Letters. Each of the Insiders has executed a letter agreement with the Representatives and the Company, dated as indicated on Exhibit A hereto, and which is filed as an exhibit to the Registration Statement ("Insider Letter"), respecting the rights and obligations of such Initial Stockholder in certain events, including, but not limited to, the liquidation of the Company.

      5. Concerning the Escrow Agent.

      5.1 Good Faith Reliance. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

      5.2 Indemnification. The Escrow Agent shall be indemnified and held harmless by the Company from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Securities held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing. In the event of


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

the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Securities or it may deposit the Escrow Securities with the clerk of any appropriate court or it may retain the Escrow Securities pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Securities are to be disbursed and delivered. The provisions of this Section 5.2 shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 5.5 or 5.6 below.

      5.3 Compensation. The Escrow Agent shall be entitled to reasonable compensation from the Company for all services rendered by it hereunder. The Escrow Agent shall also be entitled to reimbursement from the Company for all expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all legal counsel and agents' fees and disbursements and all taxes or other governmental charges.

      5.4 Further Assurances. From time to time, on and after the date hereof, the Company and the Insiders shall deliver, or cause to be delivered, to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

      5.5 Resignation. The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided. Such resignation shall become effective at such time that the Escrow Agent shall turn over to a successor escrow agent appointed by the Company, the Escrow Securities held hereunder. If no new escrow agent is so appointed within the sixty (60) day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Securities with any court it reasonably deems appropriate.

      5.6 Discharge of Escrow Agent. The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by the Company and a majority of the Insiders, jointly; provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided in Section 5.5.

      5.7 Liability. Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.

      6. Miscellaneous.

      6.1 Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the New York.

      6.2 Third Party Beneficiaries. Each of the Insiders hereby acknowledges that the Underwriters are third-party beneficiaries of this Agreement and this Agreement may not be modified or changed without the prior written consent of the Representatives.


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

      6.3 Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by the party to be charged and by the Representatives.

      6.4 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.

      6.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns.

      6.6 Notices. Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or be mailed, certified or registered mail, or by private national courier service, return receipt requested, postage prepaid, and shall be deemed given when so delivered personally or, if mailed, two days after the date of mailing, as follows:

      If to the Company, to:

      China Resources Ltd.
      Room 921, Block A, Golden Central Tower, Jintian Road
      Futian District, Shenzhen, P.R. China
,     Attn:   Chief Executive Officer

      If to an Insider, to the address set forth in Exhibit A;

      And if to the Escrow Agent, to:

            American Stock Transfer & Trust Company
            59 Maiden Lane
            New York, New York 10038
            Attn: Herb Lemmer, Vice President

      A copy of any notice sent hereunder shall be sent to:

            Maxim Group, LLC
            405 Lexington Avenue
            New York, New York 10174
            Attn: Clifford A. Teller, Director of Investment Banking

      and:

            Ellenoff Grossman & Schole LLP
            370 Lexington Avenue
            New York, New York 10017
            Attn:  Douglas S. Ellenoff, Esq.

      and:

            Eaton & Van Winkle LLP
            Three Park Avenue , 16th floor
            New York, New York 10016
            Attn:  Vincent McGill, Esq.


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

      The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.

      6.7 Liquidation of Company. The Company shall give the Escrow Agent written notification of the liquidation and dissolution of the Company in the event that the Company fails to consummate a Business Combination within the time period(s) specified in the Prospectus.

      6.8 Counterparts. This Agreement may be executed in several counterparts, each one of which may be delivered by facsimile transmission and each of which shall constitute an original, and together shall constitute but one instrument.

    (Remainder of page intentionally left blank. Signature page to follow.)


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

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                        CHINA RESOURCES LTD.


                                        By:
                                            -----------------------------------
                                            Name: Fuzu Zeng
                                            Title: Chief Executive Officer


                                        INSIDERS:


                                        ---------------------------------------
                                                       Fuzu Zeng


                                        ---------------------------------------
                                                  Brian Baiping Shen


                                        Gemore & Co., Ltd.


                                        By:
                                            -----------------------------------
                                            Brian Baiping Shen


                                        ---------------------------------------
                                                    Gerald Nugawela


                                        MMK Capital Pte Ltd.


                                        By:
                                            -----------------------------------
                                                       Mary Kwan


                                        ---------------------------------------
                                                  Frederick Smithline


                                        ---------------------------------------
                                                    Glenn Richmond


American Stock Transfer & Trust Company


By:
    -----------------------------------
    Name:
    Title:


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

                                    EXHIBIT A

                                                                                                                     Date of Insider
Name and Address                           Shares (#)     Certificate No.       Warrants (#).     Certificate No.        Letter
----------------------------------------  ------------    ---------------       -------------     ---------------    ---------------

Fuzu Zeng                                      500,000                              1,100,000                         _______,  2007

Shen Zhen China Jia Yue Trading Co.,
Ltd., Room 921, Block A, Golden
Central Tower, Jintian Road, Futian
District, Shenzhen, P.R. China.

                                               200,000                                                                _______,  2007
Brian Baiping Shen
Shen Zhen China Jia Yue Trading Co.,
Ltd., Room 921, Block A, Golden
Central Tower, Jintian Road, Futian
District, Shenzhen, P.R. China.

Gemore & Co., Ltd.                                                                  1,000,000                         _______,  2007

Gerald Nugawela                                100,000                                                                _______,  2007
PO Box 107 Floreat Park
Western Australia 6014

MMK Capital Pte Ltd.                                                                  250,000                         _______,  2007

Frederick Smithline                             75,000
Three Park Avenue, 16th Floor
New York, New York 10016

Glenn Richmond                                 125,000                                250,000                         _______,  2007
c/o Guiying Guo
900 Third Avenue, 23rd floor
New York, NY 10022


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